UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2025

EIGHTCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41033	87-2755739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Larry Holmes Drive Suite 313 Easton, PA	18042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 765-8933

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ORBS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2025, Eightco Holdings Inc. (the “Company”) granted Restricted Stock Units (the “RSUs”), pursuant to the Cryptyde, Inc. 2022 Long-Term Incentive Plan (the “Plan”) to two executive officers in recognition of their significant efforts in connection with the consummation of the Company’s private placement offering in September 2025 and the subsequent implementation and operation of the Company’s digital asset treasury operations. Granting these RSUs was previously approved by the Company’s Board of Directors (the “Board”) subject to the discretion of the Company’s executive officers as to the grant date and vesting terms of the RSUs.

Kevin O’Donnell, the Company’s Chief Executive Officer and a member of the Board, was granted 475,000 RSUs. Brett Vroman, the Company’s Chief Financial Officer was granted 60,000 RSUs. Each RSU vested in full on the grant date.

Item 8.01. Other Events.

On December 29, 2025, members of the Board and non-executive employees of the Company were also granted RSUs pursuant to the Plan that each vested in full on the grant date pursuant to the same Board approval disclosed under Item 5.02 of this Current Report on Form 8-K.

Frank Jennings was granted 60,000 RSUs, Louis Foreman was granted 55,000 RSUs, and Nicola Caiano was granted 50,000 RSUs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2026	EIGHTCO HOLDINGS INC.

	By:	/s/ Brett Vroman
Brett Vroman
Chief Financial Officer